Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease Announces Closing of $3.1 Billion Merger with

American Realty Capital Global Trust II

New York, December 22, 2016 – Global Net Lease, Inc. (“GNL” or the “Company”) (NYSE: GNL) announced today the completion of its previously announced merger with American Realty Capital Global Trust II, Inc. (“Global II”), enhancing GNL’s position as a premier global net lease real estate investment trust with a pro forma enterprise value of approximately $3.1 billion1. The merger was overwhelmingly approved by GNL and Global II shareholders at their respective special shareholder meetings held on December 20, 2016. The Company will continue to trade under the ticker “GNL”.

Pursuant to the terms of the merger agreement, Lee Elman, formerly an independent director for Global II, was appointed to GNL’s Board of Directors, effective immediately, bringing to four the number of independent directors on GNL’s board.

Sue Perrotty, GNL’s Non-Executive Chair, commented “We are pleased to complete this transformative transaction, which brings GNL’s pro forma enterprise value to $3.1 billion1 and further diversifies our high-quality global portfolio. Additionally, I’d like to welcome Lee Elman to our Board of Directors, who brings over 40 years of real estate investment experience. The addition of another independent board member furthers the independence of our board; with independent directors now comprising 80% of the GNL board and reinforces our commitment to strong corporate governance.”

Lee Elman, independent director of the board for Global II, stated “I look forward to actively serving on GNL’s Board of Directors and continuing to act on behalf of shareholders to create long-term value through the Company’s unique and differentiated strategy.”

Scott Bowman, Chief Executive Officer and President of GNL, said “We are happy to have secured the overwhelming support of our shareholders on this transaction and to begin the next chapter for GNL. This transaction brings significant scale to the portfolio, brings our U.S. and European asset mix to parity, further diversifies our tenant base, and joins two portfolios built on a consistent strategy of acquiring high-quality assets on long duration leases to largely investment grade tenants in the U.S. and Europe.”

In connection with the merger transaction, the Company does not plan to utilize its bridge loan facility.

1    Pro forma enterprise value prior to asset sales by GNL and Global II calculated based on GNL closing price of $7.70 and share count as of 12/21/16, inclusive of net debt as of 9/30/16.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL’s most recent Annual Report on Form 10-K. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts

Media Inquiries:	Investor Inquiries:
Tim Cifelli President DDCworks tcifelli@ddcworks.com (484) 342-3600	Matthew Furbish Vice President Investor Relations mfurbish@globalnetlease.com (212) 415-6500	Scott J. Bowman Chief Executive Officer and President Global Net Lease, Inc. sbowman@globalnetlease.com (212) 415-6500